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                                                                    EXHIBIT 99.1

                             School Specialty, Inc.
                       Valuation and Qualifying Accounts
   The Fiscal Years Ended April 24, 1999, April 29, 2000, and April 28, 2001


                                              Balance at  Charged to   Charged to                                      Balance
                                              Beginning   Costs and       Other                                       at End of
Description                        Date       of Period    Expenses     Accounts       Deductions          Date        Period
-----------                   --------------  ----------  ----------  -------------  ---------------  --------------  ---------
Allowance for doubtful
   Accounts.................  April 25, 1998     716,000     266,000    1,579,000 (a)    (327,000) (b)  April 24, 1999  2,234,000
                              April 24, 1999   2,234,000     171,000      200,000 (a)    (861,000) (b)  April 29, 2000  1,744,000
                              April 29, 2000   1,744,000     545,000    3,569,000 (a)  (2,336,000) (b)  April 28, 2001  3,522,000


  Restructuring reserve.....  April 25, 1998     472,000   4,200,000            -      (1,920,000)      April 24, 1999  2,752,000
                              April 24, 1999   2,752,000           -            -      (2,687,000)      April 29, 2000     65,000
                              April 29, 2000      65,000   4,500,000            -      (2,052,000)      April 28, 2001  2,513,000
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(a)  Allowance for doubtful accounts acquired in purchase acquisitions.
(b)  Represents write-offs of uncollectable accounts receivable.